EX-16

LETTER FROM MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C., CERTIFIED PUBLIC ACCOUNTANTS

               MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                       CERTIFIED PUBLIC ACCOUNTANT
                              NEW YORK, NY


October 17, 2002


Mr. Mark Ellis
Universal Broadband Communications, Inc.
18200 Von Karman Avenue
Irvine, CA  92616

Dear Mr. Ellis:

This is to confirm that the client-auditor relationship between Universal Broadband Communications, Inc. (Commission file number 0-31801) and Merdinger, Fruchter, Rosen & Company, P.C. has ceased.

                               Very truly yours,

                               MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.


                               Robert C. Scherne, CPA

RCS:lg

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, NW
     Washington, DC  20549